SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 6, 2006 (July 1, 2006)

Date of Report (Date of earliest event reported)

Endurance Specialty Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-31599	98-032908
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda

(Address of principal executive offices, including zip code)

(441) 278-0440

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Endurance Specialty Holdings Ltd. (the “Company”) has created a second form of option agreement and instituted an additional form of restricted share unit agreement in order to make certain administrative changes to its existing option agreements necessary for compliance with Section 409A of the U.S. Internal Revenue Code and the regulations promulgated by the U.S. Internal Revenue Service under Section 409A. The new form of option agreement eliminates the reduction in strike price (based upon dividends paid by the Company) for a portion of each outstanding option previously issued to Company employees who are U.S. taxpayers. The additional form of restricted share unit agreement provides for the delivery of restricted share units to Company employees who are U.S. taxpayers in lieu of the previous dividend based strike price reduction. These agreements are filed herewith as Exhibits 99.1 and 99.2, respectively.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

The following exhibits are filed as part of this report:

Exhibit No.	Description
99.1	Form of Amended Employee Option Agreement No. 2
99.2	Form of Option Dividend Restricted Share Unit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 6, 2006

By: /s/ John V. Del Col

Name:   John V. Del Col

Title:	General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Form of Amended Employee Option Agreement No. 2
99.2	Form of Option Dividend Restricted Share Unit Agreement